Exhibit 99.1
Owens Corning Delivers Net Sales of $2.3 Billion; Generates Net
Earnings of $299 Million and Adjusted EBIT of $438 Million

TOLEDO, Ohio – April 24, 2024 - Owens Corning (NYSE: OC), a global building and construction materials leader, today reported first-quarter 2024 results.

•Reported Net Sales of $2.3 Billion, in-line with Prior Year

•Generated Net Earnings Margins of 13%, Adjusted EBIT Margins of 19%, and Adjusted EBITDA Margins of 25%

•Delivered Diluted EPS of $3.40 and Adjusted Diluted EPS of $3.59

•Produced Operating Cash Flow of $24 Million and Free Cash Outflow of $128 Million

•Returned $182 Million to Shareholders through Dividends and Share Repurchases

“Owens Corning started the year with first-quarter results that continue to highlight our strong and consistent enterprise performance. These results are driven by the strength of our team and the actions we have taken over the last several years to generate higher, more resilient earnings,” said Chair and Chief Executive Officer Brian Chambers. “We remain focused on helping our customers win in the market and delivering value to our shareholders in the near-term, while looking ahead to opportunities that grow our company and strengthen our leadership in building and construction materials.”

Enterprise Performance

($ in millions, except per share amounts)	First-Quarter
	2024	2023	Change
Net Sales	$2,300	$2,331	$(31)	(1%)
Net Earnings Attributable to OC*	299	383	(84)	(22%)
As a Percent of Net Sales	13%	16%	N/A	N/A
Adjusted EBIT	438	361	77	21%
As a Percent of Net Sales	19%	15%	N/A	N/A
Adjusted EBITDA	565	487	78	16%
As a Percent of Net Sales	25%	21%	N/A	N/A
Diluted EPS*	3.40	4.17	(0.77)	(18%)
Adjusted Diluted EPS	3.59	2.80	0.79	28%
Operating Cash Flow (Outflow)	24	(164)	188	N/A
Free Cash Outflow	(128)	(322)	194	N/A
*2023 includes earnings impact of $189 million gain on the sale of Santa Clara site.

Enterprise Strategy Highlights

•Owens Corning sustained a high level of safety performance in first-quarter 2024, with a recordable incident rate (RIR) of 0.31, a more than 50% improvement over first-quarter 2023.

•Owens Corning’s previously announced acquisition of Masonite International Corporation, a leading global provider of interior and exterior doors and door systems, remains on track to close mid-2024.

•Owens Corning engaged Morgan Stanley as its financial advisor to review strategic alternatives for its global glass reinforcements business. The review of this business was announced in the first quarter and is ongoing.

•Owens Corning continues to invest in new product and process innovation to support customers and generate additional growth. In the first quarter, it launched 13 new or improved products.

•In March, Owens Corning published its 2023 Sustainability Report, Making the Difference, which outlined the company’s progress toward its 2030 sustainability goals. This marks the 18th sustainability report from Owens Corning, which published its first report in 2006.

Cash Returned to Shareholders

•During the first quarter, the company returned $182 million to shareholders through dividends and share repurchases. The company paid dividends of $52 million and repurchased 0.9 million shares of common stock for $130 million.

•Owens Corning’s capital allocation strategy is unchanged, and the company remains committed to returning approximately 50% of cash to shareholders over time through a combination of share repurchases and dividends. With the Masonite acquisition, the company will prioritize repayment of the short-term portion of the debt incurred until net debt-to-EBITDA is at the low end of the 2-3x target range.

“Owens Corning delivered an outstanding start to the year, growing enterprise earnings and expanding margins in the first quarter. These results demonstrate the value created through our enterprise strategy and operating model,” said Executive Vice President and Chief Financial Officer Todd Fister. "With a healthy balance sheet and disciplined capital allocation framework, we returned $182 million to shareholders while also investing in strategic capital projects.”

First-Quarter Business Performance

•The company started the year by strengthening earnings on relatively flat revenue, with good performance in each of its businesses.

•In Roofing, net sales increased 7% to $957 million compared with first-quarter 2023, resulting from carryover price and favorable mix driven by demand for premium laminate shingles and strong attachment of components products. Volumes for the quarter were positively impacted by strong carryover storm demand, which was mostly offset by volume impact from the segment’s exit of protective packaging. EBIT increased $77 million to $286 million, with 30% EBIT margins and 31% EBITDA margins, primarily due to positive price as well as favorable manufacturing costs and mix.

•In Insulation, net sales decreased 2% to $904 million compared with first-quarter 2023, as demand in the segment’s North American business remained relatively stable while its European business was impacted by the weaker macro environment. Favorable mix and positive price were more than offset by lower volumes, primarily in Europe. EBIT increased $5 million to $161 million, with 18% EBIT margins and 23% EBITDA margins, as positive price and favorable delivery were partially offset by lower volumes and higher overall manufacturing costs.

•In Composites, net sales decreased 11% to $523 million compared with first-quarter 2023, as positive price for nonwovens was offset by lower volumes and price declines in glass reinforcements on broader market pressure. EBIT decreased $3 million to $46 million, resulting in 9% EBIT margins and 17% EBITDA margins, primarily due to lower price and the impact of production downtime and lower demand, partially offset by favorable manufacturing costs, and deflation for both delivery and input costs.

Second-Quarter and Full-Year 2024 Outlook

•The key economic factors that impact the company’s business are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•Owens Corning expects its North American building and construction markets to remain favorable, with good demand for its products in the near-term. Outside North America, macroeconomic trends and geopolitical tensions continue to result in slow global economic growth.

•For the second-quarter 2024, the company expects overall performance to result in net sales in line with second quarter 2023, while generating approximately 20% EBIT margins for its existing businesses.

Current 2024 financial outlook is presented below:

General Corporate Expenses	$240 million to $250 million
Interest Expense	$70 million to $80 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Capital Additions	Approximately $550 million
Depreciation and Amortization	Approximately $550 million

The above outlook excludes the impact of any acquisitions or divestitures not yet completed.

First-Quarter 2024 Conference Call and Presentation
Wednesday, April 24, 2024
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international +1.404.975.4839.
•Entry number: 540263 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/185236891

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through May 1, 2024. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 257137.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Roofing, Insulation, and Composites – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 18,000 employees in 30 countries dedicated to generating value for our customers and shareholders, and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2023 sales of $9.7 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS"), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT, adjusted EBIT, EBITDA, and adjusted EBITDA, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow and free cash flow conversion (annually).

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted EBITDA, adjusted earnings, adjusted EPS, and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow conversion is a non-GAAP liquidity measure used to measure the company’s efficiency in turning profits into free cash flow from its core operations. The Company defines free cash flow conversion as free cash flow divided by adjusted earnings. Free cash flow and free cash flow conversion is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the planned acquisition of Masonite; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including the planned acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to complete and successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the ability to obtain required regulatory, shareholder or other third-party approvals and consents and otherwise complete the Masonite acquisition; our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies; the strategic review of our glass reinforcements business; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 24, 2024, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
NET SALES	$2,300	$2,331
COST OF SALES	1,620	1,742
Gross margin	680	589
OPERATING EXPENSES
Marketing and administrative expenses	212	204
Science and technology expenses	31	28
Gain on sale of site	—	(189)
Other expense, net	34	12
Total operating expenses	277	55
OPERATING INCOME	403	534
Non-operating expense	—	—
EARNINGS BEFORE INTEREST AND TAXES	403	534
Interest expense, net	17	22
EARNINGS BEFORE TAXES	386	512
Income tax expense	88	130
NET EARNINGS	298	382
Net loss attributable to non-redeemable and redeemable noncontrolling interests	(1)	(1)
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$299	$383
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$3.42	$4.19
Diluted	$3.40	$4.17
WEIGHTED AVERAGE COMMON SHARES
Basic	87.3	91.3
Diluted	87.9	91.9

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2024	2023
Restructuring costs	$(14)	$(18)
Gains on sale of certain precious metals	—	2
Strategic review-related charges	(2)	—
Acquisition-related costs	(18)	—
Paroc marine recall	(1)	—
Gain on sale of Santa Clara, California site	—	189
Total adjusting items	$(35)	$173

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT, and the reconciliation from EBIT to EBITDA and adjusted EBITDA are shown in the table below (in millions):

	Three Months Ended March 31,
	2024	2023
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$299	$383
Net loss attributable to non-redeemable and redeemable noncontrolling interests	(1)	(1)
NET EARNINGS	298	382
Income tax expense	88	130
EARNINGS BEFORE TAXES	386	512
Interest expense, net	17	22
EARNINGS BEFORE INTEREST AND TAXES	403	534
Less: Adjusting items from above	(35)	173
ADJUSTED EBIT	$438	$361
Net sales	$2,300	$2,331
ADJUSTED EBIT as a % of Net sales	19%	15%

EARNINGS BEFORE INTEREST AND TAXES	$403	$534
Depreciation and amortization	131	127
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	534	661
Less: Adjusting items from above	(35)	173
Accelerated depreciation and amortization included in restructuring	(4)	(1)
ADJUSTED EBITDA	$565	$487
Net sales	$2,300	$2,331
ADJUSTED EBITDA as a % of Net sales	25%	21%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2024	2023
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$299	$383
Adjustment to remove adjusting items (a)	35	(173)
Adjustment to remove tax (benefit) expense on adjusting items (b)	(7)	46
Adjustment to tax (benefit) expense to reflect pro forma tax rate (c)	(11)	1
ADJUSTED EARNINGS	$316	$257

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$3.40	$4.17
Adjustment to remove adjusting items (a)	0.40	(1.88)
Adjustment to remove tax (benefit) expense on adjusting items (b)	(0.08)	0.50
Adjustment to tax (benefit) expense to reflect pro forma tax rate (c)	(0.13)	0.01
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$3.59	$2.80

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	87.3	91.3
Non-vested restricted stock units and performance share units	0.6	0.6
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	87.9	91.9

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2024, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2024 effective tax rate guidance of 24% to 26%. For comparability, in 2023, we have used an effective tax rate of 24%, which was our 2023 effective tax rate, excluding the adjusting items referenced in (a) and (b).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2024	December 31, 2023
CURRENT ASSETS
Cash and cash equivalents	$1,254	$1,615
Receivables, less allowance of $3 at March 31, 2024 and $11 at December 31, 2023	1,410	987
Inventories	1,205	1,198
Other current assets	112	117
Total current assets	3,981	3,917
Property, plant and equipment, net	3,796	3,841
Operating lease right-of-use assets	221	222
Goodwill	1,385	1,392
Intangible assets, net	1,510	1,528
Deferred income taxes	30	24
Other non-current assets	346	313
TOTAL ASSETS	$11,269	$11,237
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,177	$1,216
Current operating lease liabilities	59	62
Long-term debt - current portion	433	431
Other current liabilities	599	615
Total current liabilities	2,268	2,324
Long-term debt, net of current portion	2,645	2,615
Pension plan liability	68	69
Other employee benefits liability	110	112
Non-current operating lease liabilities	164	165
Deferred income taxes	423	427
Other liabilities	319	315
Total liabilities	5,997	6,027
Redeemable noncontrolling interest	25	25
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,159	4,166
Accumulated earnings	5,041	4,794
Accumulated other comprehensive deficit	(539)	(503)
Cost of common stock in treasury (c)	(3,433)	(3,292)
Total Owens Corning stockholders’ equity	5,229	5,166
Noncontrolling interests	18	19
Total equity	5,247	5,185
TOTAL LIABILITIES AND EQUITY	$11,269	$11,237

(a)10 shares authorized; none issued or outstanding at March 31, 2024, and December 31, 2023
(b)400 shares authorized; 135.5 issued and 86.7 outstanding at March 31, 2024; 135.5 issued and 87.2 outstanding at December 31, 2023
(c)48.8 shares at March 31, 2024, and 48.3 shares at December 31, 2023

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2024	2023
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings	$298	$382
Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	131	127
Deferred income taxes	(8)	20
Stock-based compensation expense	14	13
Gain on sale of site	—	(189)
Other adjustments to reconcile net earnings to cash from operating activities	(1)	(5)
Changes in operating assets and liabilities	(402)	(506)
Pension fund contribution	(1)	(1)
Payments for other employee benefits liabilities	(4)	(3)
Other	(3)	(2)
Net cash flow provided by (used for) operating activities	24	(164)
NET CASH FLOW (USED FOR) PROVIDED BY INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(152)	(158)
Proceeds from the sale of assets or affiliates	6	189
Other	—	(7)
Net cash flow (used for) provided by investing activities	(146)	24
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Dividends paid	(52)	(48)
Purchases of treasury stock	(161)	(160)
Finance lease payments	(10)	(8)
Other	(11)	—
Net cash flow used for financing activities	(234)	(216)
Effect of exchange rate changes on cash	(5)	14
Net decrease in cash, cash equivalents and restricted cash	(361)	(342)
Cash, cash equivalents and restricted cash at beginning of period	1,623	1,107
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,262	$765

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Roofing segment (in millions):

	Three Months Ended March 31,
	2024	2023
Net sales	$957	$895
% change from prior year	7%	7%
EBIT	$286	$209
EBIT as a % of net sales	30%	23%
Depreciation and amortization expense	$15	$16
EBITDA	$301	$225
EBITDA as a % of net sales	31%	25%

Insulation
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Insulation segment (in millions):

	Three Months Ended March 31,
	2024	2023
Net sales	$904	$919
% change from prior year	-2%	7%
EBIT	$161	$156
EBIT as a % of net sales	18%	17%
Depreciation and amortization expense	$51	$51
EBITDA	$212	$207
EBITDA as a % of net sales	23%	23%

Composites
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Composites segment (in millions):

	Three Months Ended March 31,
	2024	2023
Net sales	$523	$585
% change from prior year	-11%	-18%
EBIT	$46	$49
EBIT as a % of net sales	9%	8%
Depreciation and amortization expense	$44	$44
EBITDA	$90	$93
EBITDA as a % of net sales	17%	16%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2024	2023
Restructuring costs	$(14)	$(18)
Gain on sale of Santa Clara, California site	—	189
Gains on sale of certain precious metals	—	2
Strategic review-related charges	(2)	—
Acquisition-related costs	(18)	—
Paroc marine recall	(1)	—
General corporate expense and other	(55)	(53)
EBIT	$(90)	$120
Depreciation and amortization	$21	$16

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by (used for) operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2024	2023
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$24	$(164)
Less: Cash paid for property, plant and equipment	(152)	(158)
FREE CASH FLOW	$(128)	$(322)